UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2022

Metaurus Equity Component Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38344	35-2594229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Metaurus Advisors LLC

22 Hudson Place, Third Floor

Hoboken, New Jersey 07030

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (201) 683-7979

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of U.S. Equity Cumulative Dividends Fund – Series 2027	IDIV	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2022, Metaurus Advisors LLC, the sponsor, commodity pool operator and commodity trading advisor (the “Sponsor”) of the Shares of U.S. Equity Cumulative Dividends Fund – Series 2027 (ticker: IDIV), notified the NYSE Arca, Inc. stock exchange that the Sponsor has determined to close IDIV and delist and liquidate IDIV’s shares (“Shares”) from trading on the NYSE Arca, Inc. IDIV will no longer accept creation and redemption orders after December 8, 2022. Trading in IDIV shares will be suspended following the market close on December 9, 2022. Proceeds of the liquidation are currently scheduled to be sent to shareholders on or about December 21, 2022.

The Sponsor issued a press release on November 10, 2022, announcing the closing and liquidation of IDIV. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 10, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2022	Metaurus Advisors LLC Sponsor of the Metaurus Equity Component Trust

	By:	/s/ Jamie Greenwald
Jamie Greenwald
Co-Chief Executive Officer

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